Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,439	$1,492
Short-term investments	1,478	1,318
Accounts receivable, net	100	96
Mortgage loans held for sale	132	100
Prepaid expenses and other current assets	170	140
Restricted cash	3	3
Total current assets	3,322	3,149
Contract cost assets	23	23
Property and equipment, net	343	328
Right of use assets	66	73
Goodwill	2,817	2,817
Intangible assets, net	232	241
Other assets	20	21
Total assets	$6,823	$6,652
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$34	$28
Accrued expenses and other current liabilities	104	107
Accrued compensation and benefits	47	47
Borrowings under credit facilities	123	93
Deferred revenue	58	52
Lease liabilities, current portion	27	37
Convertible senior notes, current portion	608	607
Total current liabilities	1,001	971
Lease liabilities, net of current portion	92	95
Convertible senior notes, net of current portion	1,001	1,000
Other long-term liabilities	64	60
Total liabilities	2,158	2,126
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,469	6,301
Accumulated other comprehensive loss	(11)	(5)
Accumulated deficit	(1,793)	(1,770)
Total shareholders’ equity	4,665	4,526
Total liabilities and shareholders’ equity	$6,823	$6,652

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$529	$469
Cost of revenue (1)	123	92
Gross profit	406	377
Operating expenses:
Sales and marketing (1)	166	156
Technology and development (1)	147	137
General and administrative (1)	132	123
Impairment costs	6	6
Total operating expenses	451	422
Loss from operations	(45)	(45)
Other income, net	33	32
Interest expense	(9)	(9)
Loss before income taxes	(21)	(22)
Income tax expense	(2)	—
Net loss	$(23)	$(22)
Net loss per share - basic and diluted	$(0.10)	$(0.09)
Weighted-average shares outstanding - basic and diluted	234,695	234,425
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$4
Sales and marketing	18	16
Technology and development	42	39
General and administrative	44	44
Total share-based compensation	$108	$103
Adjusted EBITDA (2)	$125	$104
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(23)	$(22)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56	40
Share-based compensation	108	103
Amortization of right of use assets	3	6
Amortization of contract cost assets	5	6
Amortization of debt issuance costs	2	1
Impairment costs	6	6
Accretion of bond discount	(8)	(10)
Other adjustments to reconcile net loss to net cash provided by operating activities	1	2
Changes in operating assets and liabilities:
Accounts receivable	(4)	(3)
Mortgage loans held for sale	(32)	(7)
Prepaid expenses and other assets	(30)	(27)
Contract cost assets	(5)	(6)
Lease liabilities	(13)	(8)
Accounts payable	6	—
Accrued expenses and other current liabilities	—	10
Accrued compensation and benefits	—	(3)
Deferred revenue	6	5
Other long-term liabilities	2	—
Net cash provided by operating activities	80	93
Investing activities
Proceeds from maturities of investments	139	433
Purchases of investments	(297)	(490)
Purchases of property and equipment	(39)	(31)
Purchases of intangible assets	(7)	(9)
Net cash used in investing activities	(204)	(97)
Financing activities
Net borrowings on warehouse line of credit and repurchase agreements	30	5
Repurchases of Class A common stock and Class C capital stock	(9)	(86)
Proceeds from exercise of stock options	50	13
Net cash provided by (used in) financing activities	71	(68)
Net decrease in cash, cash equivalents and restricted cash during period	(53)	(72)
Cash, cash equivalents and restricted cash at beginning of period	1,495	1,468
Cash, cash equivalents and restricted cash at end of period	$1,442	$1,396
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$19	$18
Write-off of fully depreciated property and equipment	9	7

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of share-based compensation, impairment costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended March 31,
	2024	2023
Net loss, as reported	$(23)	$(22)
Share-based compensation	108	103
Impairment costs	6	6
Income taxes	2	—
Net income, adjusted	$93	$87
Non-GAAP net income per share:
Basic	$0.40	$0.37
Diluted	$0.36	$0.35
Weighted-average shares outstanding:
Basic	234,695	234,425
Diluted	266,370	262,665
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended March 31,
	2024	2023
Denominator for basic calculation	234,695	234,425
Effect of dilutive securities:
Option awards	3,191	1,265
Unvested restricted stock units	3,038	1,529
Convertible senior notes due in 2024 and 2026	25,446	25,446
Denominator for dilutive calculation	266,370	262,665

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended March 31,		2023 to 2024 % Change
	2024	2023
Visits (1)	2,316	2,238	3%
Average monthly unique users (2)	217	217	—%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow measures visits with an internal measurement tool, StreetEasy measures visits with Google Analytics and Trulia measures visits with Adobe Analytics.

(2) Zillow measures unique users with an internal measurement tool, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.
See below under the header “Selected Historical Data” for further discussion regarding our traffic measurement tools as well as the recast of visits and unique users for certain historical periods.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended March 31,		2023 to 2024 % Change
	2024	2023
Purchase loan origination volume	$601	$259	132%
Refinance loan origination volume	4	3	33%
Total loan origination volume	$605	$262	131%
Selected Historical Data

Prior to January 1, 2024, we measured visits and unique users for Zillow using the Universal Analytics version of Google Analytics’ traffic measurement platform. Universal Analytics will no longer be offered as of July 1, 2024 and will be replaced by Google Analytics 4. As a result of this change, beginning on January 1, 2024, we measure visits and unique users for Zillow using an internal measurement tool. We have recast prior period visits and unique users to conform with the current period measurement methodology.

The following table presents the recast of visits and unique users for each of the periods presented (in millions):

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Visits	2,238	2,391	2,366	1,988
Average monthly unique users	217	232	230	199